UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 3, 2010
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 3, 2010, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ending September 30, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:
•	Revenues. We present international and total revenue growth rates (for the total company and each of its business segments and units, and for our safety-engineered devices) after eliminating the effect of foreign currency translation, including gains or losses from our hedging activities. We believe that this allows investors to better understand the underlying operating results of BD and facilitates comparisons to prior periods.
•	Earnings Per Share from Continuing Operations. We present our diluted earnings per share from continuing operations (“EPS”) for fiscal year 2010 after eliminating the non-cash charge related to health care reform impacting Medicare Part D reimbursements. We also present our EPS for fiscal year 2009 after excluding the tax benefit relating to various tax settlements and the impact of the charge relating to our pending settlement of certain antitrust class action suits. These items are not considered by management to be part of ordinary operations. Accordingly, we believe that these adjusted measures of EPS are more indicative of BD’s underlying performance for these periods, and allows investors to more easily compare BD’s performance for these periods.
We also present our growth in EPS for the fourth quarter of fiscal year 2010, and in adjusted EPS for fiscal year 2010, after eliminating the effect of foreign currency translation, including gains or losses from our hedging activities. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD, and facilitates comparisons to the prior year periods.
     BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.
     BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.
     Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Press release dated November 3, 2010, which is furnished pursuant to Item 2.02

Exhibit 99.2	Reconciliation of non-GAAP financial measures, which is furnished pursuant to Item 2.02

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)
By:	/s/ Dean J. Paranicas
Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy

Date: November  3, 2010

Exhibit Index

99.1	Press release dated November 3, 2010, which is furnished pursuant to Item 2.02

99.2	Reconciliation of non-GAAP financial measures, which is furnished pursuant to Item 2.02